Exhibit 99.1

PRESS RELEASE | October 28, 2024 | NASDAQ: PLL

PIEDMONT LITHIUM ANNOUNCES Q3’24 NORTH AMERICAN LITHIUM OPERATIONAL RESULTS

■	Piedmont shipped approximately 31,500 dmt of spodumene concentrate in Q3’24; targets 55,000 dmt in Q4
■	Record quarterly production of 52,141 dmt, up 5% from Q2’24 as NAL continues to increase production
■	NAL achieved mill utilization of 91% and lithium recovery of 67% in Q3’24
■	Incident-free safety performance records achieved at NAL in September 2024

BELMONT, North Carolina, October 28, 2024 - Piedmont Lithium (“Piedmont” or the “Company”) (NASDAQ:PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, announced that it shipped approximately 31,500 dry metric tons (“dmt”) of spodumene concentrate in Q3’24 as its jointly owned North American Lithium (“NAL”) achieved new quarterly production and operational performance records.1 NAL, North America’s largest producing spodumene mine, is jointly owned by Piedmont (25%) and Sayona Mining Limited (75%) (ASX: SYA).

In response to a customer request, the Company will shift a planned cargo from Q4’24 to early Q1’25. As a result, Piedmont is targeting shipments of approximately 55,000 dmt of spodumene concentrate in Q4 for total 2024 shipments of approximately 116,000 dmt. While this single cargo push into early 2025 will cause a nominal adjustment from our prior guidance of 126,000 dmt for 2024, we expect this shift to be accretive to our 2025 shipments totals and does not impact Piedmont’s total offtake quantities at NAL.2

Q3’24 Operational Results Summary

Piedmont Lithium	Units	Q3’24	Q2’24	QoQ Variance	2024 YTD	2023 YTD	YoY Variance
Concentrate Shipped	kt dmt	31.5	15.5	125%	60.9	29.0	110%
Average Grade	% Li2O	~5.4%	~5.5%	(0.1%)	~5.5%	~5.4%	0.1%
NAL[1]	Units	Q3’24	Q2’24	QoQ Variance	2024 YTD	2023 YTD	YoY Variance
Ore Mined	kt wmt	240.3	233.7	3%	825.1	562.8	47%
Concentrate Produced	kt dmt	52.1	49.7	5%	142.2	64.6	120%
Plant (Mill) Utilization	%	91%	83%	8%	82%	65%	13%
Lithium Recovery	%	67%	68%	(1%)	67%	57%	10%
Concentrate Shipped	kt dmt	49.0	27.7	77%	134.8	48.2	180%

In Q3’24, NAL produced 52,141 dmt and shipped 48,992 dmt, of which approximately 31,500 dmt of spodumene concentrate were sold to Piedmont and shipped to Company customers.

NAL increased quarterly production by 5% in Q3’24 compared to the prior quarter. Mill utilization achieved a record high of 91% for the quarter benefitting from the availability of the recently completed crushed ore dome. The increased utilization rate also drove an improvement in unit operating costs, which declined by 15% quarter-over-quarter when excluding the impact of inventory movements. Recoveries dipped marginally in the quarter due to a slight reduction in feed grade and increased use of the WHIMS magnetic separators. Importantly, in September 2024, NAL reported its first incident-free safety month since the restart of operations in 2023 with no lost time injuries, no modified duty injuries, and no medical aid injuries.

“We are pleased to see the benefits from investments made at NAL during the last quarter, with the increase in quarterly production cementing NAL’s status as the largest spodumene producing mine in North America,” said Keith Phillips, President and CEO of Piedmont Lithium. “Operational performance continues to improve on a quarterly basis and Sayona’s recent announcement of the increase to the Mineral Resource Estimate lays the foundation for a potential growth at NAL in the future.”

NAL Concentrate Production

Figure 1: NAL Concentrate Production
For further information, contact:

Erin Sanders
SVP, Corporate Communications & Investor Relations
T: +1 704 575 2549
E: esanders@piedmontlithium.com

1 All references to information about or related to NAL are from the September 2024 Quarterly Activities Report filed with the ASX by Sayona Mining Limited on 24 October 2024.
2 The timing of shipments is subject to shipping logistics, port and weather conditions, and customer requirements.

About Piedmont Lithium

Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium project in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations help us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

Cautionary Note to U.S. Investors

Piedmont’s public disclosures are governed by the U.S. Exchange Act of 1934, including Regulation S-K 1300 thereunder, whereas NAL discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in the JORC Code and Canada’s National Instrument 43-101. Although S-K 1300, the JORC Code, and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by NAL prepared in accordance with the JORC Code or NI 43-101 may not be comparable to similar information made public by companies, including Piedmont, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder.

The statements in the link below were prepared by, and made by, NAL. The following disclosures are not statements of Piedmont and have not been independently verified by Piedmont. NAL is not subject to U.S. reporting requirements or obligations, and investors are cautioned not to put undue reliance on these statements. NAL’s original announcements can be found here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction, production, and ramp up activities or the timing of these activities, of Sayona Mining, Atlantic Lithium and Piedmont, including regarding operating cost improvements, regulatory approvals or permits or the timing thereof, project spend, timing of completion of capital projects and the effects of such projects, timing of planned deliveries and ability to improve productivity; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa, including financing options, the timing of final investment decisions and project spend; strategy; market cycles; lithium prices; equity values; costs of new project developments; lithium shortages; lithium market recovery; certain Company approvals, permitting, partnering and debt funding discussions; a recently completed workforce reduction; expense management and possible or assumed future financial results or financial condition. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, (xiv) our ability to deliver on our expense management efforts and other cost improvements expected upon completion of key capital projects as well as our future cash payments associated with these initiatives and potential future impairment charges, and (xv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.